As filed with the Securities and Exchange Commission on April 3, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CafePress Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3342816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1850 Gateway Drive, Suite 300 San Mateo, California	94404
(650) 655-3000	(Zip Code)

Amended and Restated 2012 Stock Incentive Plan

Employee Stock Purchase Plan

2004 Amended and Restated Stock Incentive Plan

1999 Equity Incentive Plan

(Full title of the plans)

Bob Marino

Chief Executive Officer

6901 A Riverport Drive

Louisville, Kentucky 40258

(Name and address agent for service)

(502) 995-2258

(Telephone number, including area code, of agent for service)

Copies to:

Jorge del Calvo, Esq. Davina K. Kaile, Esq. Stanley F. Pierson, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500 (650) 233-4545 facsimile	Kirsten Mellor, Esq. General Counsel CafePress Inc. 1850 Gateway Drive, Suite 300 San Mateo, CA 94404 (650) 655-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share:
—Amended and Restated 2012 Stock Incentive Plan	686,155(2)	$19.00(3)	$13,036,945.00	$ 1,494.03
—Employee Stock Purchase Plan	250,000(4)	$16.15(5)	$4,037,500.00	$ 462.70
—2004 Amended and Restated Stock Incentive Plan	2,902,991(6)	$12.40 (7)	$35,997,088.40	$ 4,125.27
—1999 Equity Incentive Plan	23,000(8)	$0.22 (9)	$5,060.00	$0.58
Total	3,862,146	N/A	$53,076,593.40	$6,082.58

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents 686,155 shares reserved for issuance under the Amended and Restated 2012 Stock Incentive Plan (“2012 Plan”), which includes 286,155 shares originally reserved for issuance under the 2004 Amended and Restated Stock Incentive Plan (“2004 Plan”) which became available for issuance under the 2012 Plan upon the completion of our initial public offering. In addition to the 686,155 shares registered under the 2012 Plan, to the extent that awards outstanding under the 2004 Plan or the 1999 Equity Incentive Plan (“1999 Plan”) as of the date of this registration are forfeited, cancelled, surrendered or terminated without issuance of shares, the shares subject to such awards will be available for future issuance under the 2012 Plan.
(3)	Estimated pursuant to Rules 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the initial public offering price of $19.00 per share as set forth on the cover of the Registrant’s Prospectus dated March 28, 2012.
(4)	Represents shares of common stock reserved for issuance under the Employee Stock Purchase Plan (“ESPP”).
(5)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of the initial public offering price of $19.00. Pursuant to the ESPP, which plan is incorporated by reference herein, the purchase price of common stock will be the lesser of (i) 85% of the fair market value of such share on the purchase date or (ii) 85% of the fair market value of such share on the last trading day preceding the offering date, or in the case of an offering period that commences on the initial public offering, 85% of the price at which one share of common stock is offered to the public in the initial public offering.
(6)	Represents shares of common stock reserved for issuance pursuant to stock awards outstanding under the 2004 Plan as of the date of this Registration Statement. Any such shares of common stock that are subject to awards under the 2004 Plan that expire, are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2004 Plan will be available for issuance as common stock under the 2012 Plan. See footnote 2 above.
(7)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options granted pursuant to the 2004 Plan.
(8)	Represents shares of common stock reserved for issuance pursuant to stock awards outstanding under the 1999 Plan as of the date of this Registration Statement. Any such shares of common stock that are subject to awards under the 1999 Plan that expire, are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 1999 Plan will be available for issuance as common stock under the 2012 Plan. See footnote 2 above.
(9)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options granted pursuant to the 1999 Plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Program Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s prospectus filed on March 29, 2012 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-174829), which contains audited financial statements for the Registrant’s last fiscal year for which such statements have been filed.

(b)	The description of the Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A/A, filed on March 28, 2012 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VIII of the Registrant’s Amended and Restated Certificate of Incorporation (Exhibit 3(i)(1) to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829) (the “Form S-1 Registration Statement”)) and Article 6 of the Registrant’s Amended and Restated Bylaws (Exhibit 3(ii)(4) to the Form S-1 Registration Statement) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

The Registrant is in the process of entering into Indemnification Agreements (Exhibit 10.4 to the Form S-1 Registration Statement) with its officers and directors that will require the Registrant to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8:	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i)(4) to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii)(1) to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.4	CafePress Inc. 1999 Equity Incentive Plan and related form agreements (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.5	CafePress Inc. 2004 Amended and Restated Stock Incentive Plan and related form agreements (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.6	CafePress Inc. Amended and Restated 2012 Stock Incentive Plan and related form agreements (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.7	CafePress Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

Item 9:	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo, State of California, on the 2nd day of April, 2012.

CafePress Inc.

By	/s/ Bob Marino
Bob Marino
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bob Marino and Monica N. Johnson and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bob Marino Bob Marino	President and Chief Executive Officer (Principal Executive Officer)	April 2, 2012

/s/ Monica N. Johnson Monica N. Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	April 2, 2012

/s/ Fred E. Durham III Fred E. Durham III	Director	April 2, 2012

/s/ Brad W. Buss Brad W. Buss	Director	April 2, 2012

/s/ Patrick J. Connolly Patrick J. Connolly	Director	April 2, 2012

/s/ Douglas M. Leone Douglas M. Leone	Director	April 2, 2012

/s/ Michael Dearing Michael Dearing	Director	April 2, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i)(4) to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii)(1) to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.4	CafePress Inc. 1999 Equity Incentive Plan and related form agreements (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.5	CafePress Inc. 2004 Amended and Restated Stock Incentive Plan and related form agreements (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.6	CafePress Inc. Amended and Restated 2012 Stock Incentive Plan and related form agreements (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

4.7	CafePress Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-174829)).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).